EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-81791 on Form S-3; Registration Statement No. 333-104504 on Form S-3; and Registration Statement No. 333-106011 on Form S-4 of our report dated March 3, 2005, relating to the financial statements and financial statement schedule, appearing in this Annual Report on Form 10-K for Public Service Company of Colorado for the year ended December 31, 2004.

/S/ DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
March 3, 2005